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                                 EXHIBIT INDEX


9.       Opinion of Counsel and Consent

10.1 Consent of Independent Registered Public Accounting Firm for RiverSource(R) Innovations Select Variable Annuity

10.2 Consent of Independent Registered Public Accounting Firm for RiverSource(R) Innovations Variable Annuity

10.3 Consent of Independent Registered Public Accounting Firm for RiverSource(R) Innovations Classic Select Variable Annuity

10.4 Consent of Independent Registered Public Accounting Firm for RiverSource(R) Innovations Classic Variable Annuity

10.5 Consent of Independent Registered Public Accounting Firm for RiverSource(R) Endeavor Select Variable Annuity

10.6 Consent of Independent Registered Public Accounting Firm for RiverSource(R) New Solutions Variable Annuity

10.7 Consent of Independent Registered Public Accounting Firm for Evergreen Essential(SM) Variable Annuity

10.8 Consent of Independent Registered Public Accounting Firm for Evergreen New Solutions Select Variable Annuity

10.9 Consent of Independent Registered Public Accounting Firm for Evergreen New Solutions Variable Annuity

10.10 Consent of Independent Registered Public Accounting Firm for Wells Fargo Advantage(R) Select Variable Annuity

13.1     Power of Attorney for RiverSource Life Insurance Company dated
         Jan. 2, 2007